Exhibit 10.3
Amendment to Grant Agreements
(Continuing Directors)
     The undersigned person (the “Grantee”) and Basic Energy Services, Inc., a Delaware corporation (formerly named BES Holding Co.) (the “Company”), hereby agree as follows effective as of May 28, 2008:
     WHEREAS, the undersigned Grantee and the Company are parties to one or more Nonqualified Stock Option Agreements, Restricted Stock Grant Agreements or other option or restricted stock grant agreements (the “Grant Agreements”), which provide among other things certain provisions relating to a Change of Control as defined in the Company’s Third Amended and Restated 2003 Incentive Plan (the “Plan”); and
     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated April 20, 2008, by and among the Company, Grey Wolf, Inc. a Texas corporation (“Grey Wolf”), and Horsepower Holdings, Inc., a Delaware corporation owned equally by the Company and Grey Wolf (“Holdings”), pursuant to which the Company and Grey Wolf will merge with and into Holdings, with Holdings continuing as the surviving corporation in each merger (such transactions being referred to as the “Mergers”); and
     WHEREAS, in connection with, and assuming the consummation of, the Mergers, the Grantee will continue to serve as a member of the board of directors of Holdings (a “Continuing Director”); and
     WHEREAS, Section 5.17 of the Merger Agreement provides, and the Compensation Committee of the board of directors of the Company further determined on April 20, 2008, that the consummation of the Mergers will constitute a “Change in Control” or “Change of Control” of the Company under awards granted under the Plan; provided, with respect to any awards issued under the Plan to directors of the Company who will be Continuing Directors following the consummation of the Mergers, the Company shall use its commercially reasonably efforts to cause such Continuing Directors to waive any rights to vesting based on the “Change of Control” or “Change in Control” that may otherwise be deemed to have occurred as a result of the Mergers; and
     WHEREAS, the Company and the Grantee each desire to amend each of the Grant Agreements for the purpose of the Grantee waiving any rights to vesting based on the “Change of Control” or “Change in Control” that may otherwise be deemed to have occurred as a result of the Mergers.

     NOW, THEREFORE, the undersigned parties hereby agree as follows:
     1. Grantee hereby agrees that, as consideration for Grantee continuing as a director of Holdings immediately following the consummation of the Mergers, the Mergers shall not be deemed for purposes of the Plan and the Grant Agreements to constitute a “Change of Control” or “Change in Control.” Any rights of the Grantee relating to vesting or acceleration of vesting of awards outstanding under the Plan and the Grant Agreements upon or in connection with a “Change in Control” or “Change of Control” as they relate to any future transactions of the Company or any entity that may assume the obligations of the Company under the Grant Agreements shall continue in full force and effect.
[Signature Page Follows.]

     In witness whereof, the undersigned parties have executed this Amendment effective as of the date first set forth above.

GRANTEE	BASIC ENERGY SERVICES, INC.

By:

Name:	Name:

Title: